Exhibit 99

          NIC Earns Four Cents Per Share as Portal Revenues
               Increase 18 Percent in the Third Quarter


    OLATHE, Kan.--(BUSINESS WIRE)--Oct. 26, 2006--NIC Inc. (NASDAQ:
EGOV) today reported net income of $2.5 million and earnings per share of four cents on total revenues of $18.0 million for the three months ended September 30, 2006. Operating income was $3.6 million in the third quarter.

    The Company posted net income of $2.4 million and earnings per share of four cents on total revenues of $16.0 million in third quarter 2005.

    For the third quarter of 2006, portal revenues of $17.2 million were 18 percent higher than the prior year quarter. On a same state basis, portal revenues grew eight percent in the third quarter and were driven by strong performance from a variety of new revenue-generating applications.

    In the third quarter, NIC's portals launched more than 60 new revenue-generating services and another 130 applications are in the development pipeline. "Creating new applications is a key focus area of our research and development program," said Harry Herington, President of NIC. "We continue to identify, build, and commercialize new revenue-generating services in each of our 18 state portals."

    Reflecting the continued wind-down of the software and services business, software and services revenues in the third quarter were $0.8 million.

    NIC ended the quarter with $74.7 million in cash and marketable securities, up $6.4 million from June 30, 2006.

    Investing in Growth

    In the third quarter, NIC launched a new strategic investment program to drive long-term growth.

    "Our management team and the NIC Board of Directors believe that the time is right to invest strategically in business development," said Jeff Fraser, Chief Executive Officer of NIC. "This program will allow us to aggressively pursue more new state portal opportunities, further increase new service cross-selling in our portal operations, and identify the next generation of highly profitable products and services."

    In 2007, the Company expects to invest $6.0 - $8.0 million in strategic long-term growth initiatives. Revenues from these initiatives are not expected prior to 2008.

    The initial implementation of the Company's new growth initiatives was reflected in third quarter 2006 selling and administrative expenses of $3.9 million, a 33 percent increase over the same period last year. As a percentage of portal revenues, selling and administrative expenses were 23 percent, up from 20 percent in third quarter 2005.

    Fourth Quarter 2006 Outlook

    For fourth quarter 2006, NIC expects total revenues of $16.6 - $16.9 million, portal revenues of $16.1 - $16.3 million, and software and services revenues of $0.5 - $0.6 million. The Company also anticipates operating income between $2.3 - $2.4 million and net income of $1.7 - $1.8 million.

    "NIC's fourth quarter guidance reflects seasonality as well as some incremental investment as we enhance our sales, marketing, and operations teams in preparation for a busy 2007," said Eric Bur, NIC's Chief Financial Officer.

    NIC's fourth quarter estimates do not include any new portal contracts.

    Third Quarter Webcast Details


Webcast Information

Thursday, October 26, 2006
9:00 a.m. (EDT)

To sign in and listen:  The Webcast system is available at
                        www.nicusa.com/investor.
Call leaders:           Jeff Fraser, Chief Executive Officer
                        Harry Herington, President
                        Eric Bur, Chief Financial Officer


    Some users may need to refresh their browsers to view the Webcast information. A replay of the Webcast will be available until 11:00 p.m. (EST) on January 25, 2007, by visiting www.nicusa.com/investor. An audio replay of NIC's third quarter earnings call will be available until 5:00 p.m. (EST) on November 2 by dialing 1-800-405-2236 and using passcode 11065542.

    The conference call replay will also be available via Podcast download by visiting www.nicusa.com/investor.

    About NIC

    NIC manages more eGovernment services than any provider in the world. The company is helping governments communicate more effectively with citizens and businesses by putting essential services online. NIC provides eGovernment solutions for 2,200 state and local agencies that serve more than 60 million people in the United States. Additional company information is available at www.nicusa.com.

    The statements in this release regarding continued implementation of NIC's business model and its development of new products and services are forward-looking statements. There are a number of important factors that could cause actual results to differ materially from those suggested or indicated by such forward-looking statements. These include, among others, the success of the Company in signing contracts with new states and government agencies, including continued favorable government legislation; NIC's ability to develop new services; existing states and agencies adopting those new services; acceptance of eGovernment services by businesses and citizens; competition; and general economic conditions and the other important cautionary statements and risk factors described in NIC's 2005 Annual Report on Form 10-K filed on March 16, 2006, with the Securities and Exchange Commission.


                               NIC Inc.
                          FINANCIAL SUMMARY
                             (UNAUDITED)
                Thousands except for per share amounts

                                  Three months ended Nine months ended
                                    September 30,      September 30,
                                    2006     2005     2006     2005
                                  --------- -------- -------- --------
Revenues:
  Portal revenues                  $17,214  $14,637  $51,997  $42,684
  Software & services revenues         821    1,321      547      171
                                  --------- -------- -------- --------
    Total revenues                  18,035   15,958   52,544   42,855
                                  --------- -------- -------- --------
Operating expenses:
  Cost of portal revenues,
   exclusive of depreciation &
   amortization                      9,478    7,620   26,685   21,428
  Cost of software & services
   revenues, exclusive of
   depreciation & amortization         565    1,117        3    4,442
  Selling & administrative           3,916    2,948   10,904    9,507
  Depreciation & amortization          501      422    1,531    1,141
                                  --------- -------- -------- --------
    Total operating expenses        14,460   12,107   39,123   36,518
                                  --------- -------- -------- --------
Operating income                     3,575    3,851   13,421    6,337
                                  --------- -------- -------- --------
Other income (expense):
  Interest income                      666      197    1,544      432
  Equity in net loss of
   affiliates                            -        -      (97)       -
  Other income (expense), net          (49)       -      (49)      (3)
                                  --------- -------- -------- --------
  Total other income (expense)         617      197    1,398      429
                                  --------- -------- -------- --------
Income before income taxes           4,192    4,048   14,819    6,766
Income tax provision                 1,727    1,661    6,191    2,806
                                  --------- -------- -------- --------
Net income                          $2,465   $2,387   $8,628   $3,960
                                  ========= ======== ======== ========
Basic net income per share           $0.04    $0.04    $0.14    $0.07
                                  ========= ======== ======== ========
Diluted net income per share         $0.04    $0.04    $0.14    $0.07
                                  ========= ======== ======== ========
Weighted average shares
 outstanding:
  Basic                             61,536   60,271   61,353   59,838
                                  ========= ======== ======== ========
  Diluted                           61,798   61,226   61,749   60,902
                                  ========= ======== ======== ========

Key Financial Metrics:

Revenue growth - outsourced
 portals                                18%      23%      22%      17%

Same state revenue growth -
 outsourced portals                      8%      20%       8%      18%
Gross profit percentage -
 outsourced portals                     45%      48%      49%      50%
Selling & administrative costs as
 a percentage of portal revenue         23%      20%      21%      22%
Recurring portal revenue
 percentage                             95%      97%      96%      97%

Portal Revenue Analysis
 (thousands):
DMV                                 $9,844   $9,109  $31,858  $26,408
Non-DMV                              7,370    5,528   20,139   16,276
                                  --------- -------- -------- --------
  Total                            $17,214  $14,637  $51,997  $42,684
                                  ========= ======== ======== ========



                               NIC Inc.
                     CONSOLIDATED BALANCE SHEETS
                             (UNAUDITED)
                  Thousands except for share amounts

                                            September 30, December 31,
                                                2006         2005
                                            ------------- ------------
                  ASSETS
Current assets:
   Cash and cash equivalents                     $32,661      $36,902
   Marketable securities                          42,000       20,500
   Trade accounts receivable                      28,213       22,269
   Unbilled revenues                                 406        2,198
   Deferred income taxes                             755          421
   Prepaid expenses & other current assets         1,331        1,632
                                            ------------- ------------
     Total current assets                        105,366       83,922

Property and equipment, net                        3,666        3,327
Unbilled revenues                                      -        1,395
Deferred income taxes                             22,979       28,916
Other assets                                         345          285
                                            ------------- ------------
     Total assets                               $132,356     $117,845
                                            ============= ============

   LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
   Accounts payable                              $30,011      $24,458
   Accrued expenses                                5,372        6,642
   Application development contracts                 557        1,261
   Other current liabilities                         350          317
                                            ------------- ------------
     Total current liabilities                    36,290       32,678
                                            ------------- ------------

Commitments and contingencies                          -            -

Shareholders' equity:
   Common stock, no par, 200,000,000 shares
    authorized 61,750,900 and 61,073,505
    shares issued and outstanding                      -            -
   Additional paid-in capital                    209,699      207,444
   Accumulated deficit                          (113,465)    (122,093)
                                            ------------- ------------
                                                  96,234       85,351
   Less treasury stock                              (168)        (184)
                                            ------------- ------------
     Total shareholders' equity                   96,066       85,167
                                            ------------- ------------
     Total liabilities and shareholders'
      equity                                    $132,356     $117,845
                                            ============= ============



                               NIC Inc.
                          CASH FLOW SUMMARY
                             (UNAUDITED)
                              Thousands

                                  Three months ended Nine months ended
                                    September 30,      September 30,
                                    2006     2005     2006     2005
                                  --------- -------- -------- --------
Cash flows from operating
 activities:
  Net income                        $2,465   $2,387   $8,628   $3,960
  Adjustments to reconcile net
   income to net cash provided by
   operating activities:
    Depreciation & amortization        501      422    1,531    1,141
    Stock-based compensation
     expense                           477        -      829        -
    Application development
     contracts                         (49)    (120)    (704)   1,338
    Deferred income taxes            1,533    1,473    5,603    2,510
    Equity in net loss of
     affiliates                          -        -       97        -
    Loss on disposal of property
     & equipment                        49        -       49        -

  Changes in operating assets and
   liabilities
    (Increase) decrease in trade
     accounts receivable            (1,481)       5   (5,944)  (4,708)
    (Increase) decrease in
     unbilled revenues                  88     (700)   3,187    2,992
    (Increase) decrease prepaid
     expenses & other current
     assets                            109     (386)     286      (92)
    (Increase) decrease in other
     assets                            (66)      14     (140)      76
    Increase in accounts payable     2,475    1,527    5,553    6,505
    Increase (decrease) in
     accrued expenses                  561      764   (1,270)    (302)
    Increase (decrease) in other
     current liabilities                96       (4)      33      (35)
                                  --------- -------- -------- --------

  Net cash provided by operating
   activities                        6,758    5,382   17,738   13,385
                                  --------- -------- -------- --------

Cash flows from investing
 activities:
  Purchases of property and
   equipment                          (643)    (826)  (1,919)  (1,304)
  Purchases of marketable
   securities                       (8,500)  (7,900) (21,500) (30,900)
  Maturities of marketable
   securities                            -        -        -   15,000
  Cash and cash equivalents -
   restricted                            -        -        -    3,000
                                  --------- -------- -------- --------

  Net cash used in investing
   activities                       (9,143)  (8,726) (23,419) (14,204)
                                  --------- -------- -------- --------

Cash flows from financing
 activities:
  Proceeds from sale of treasury
   stock                                 -        -       65        -
  Proceeds from employee common
   stock purchases                       -        -      157      122
  Proceeds from exercise of
   employee stock options              220      745    1,218    2,227
                                  --------- -------- -------- --------

  Net cash provided by financing
   activities                          220      745    1,440    2,349
                                  --------- -------- -------- --------

Net increase (decrease) in cash
 and cash equivalents               (2,165)  (2,599)  (4,241)   1,530
Cash and cash equivalents,
 beginning of period                34,826   34,898   36,902   30,769
                                  --------- -------- -------- --------
Cash and cash equivalents, end of
 period                            $32,661  $32,299  $32,661  $32,299
                                  ========= ======== ======== ========


    CONTACT: NIC Inc.
             Chris Neff, 435-645-8898
             cneff@nicusa.com